Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Thursday, April 23, 2009		VP, Investor Relations
408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q1 2009 Financial Results

Subscribers – 10.3 million

Revenue – $394.1 million

GAAP Net Income – $22.4 million

GAAP EPS – $0.37 per diluted share

LOS GATOS, Calif., April 23, 2009 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the first quarter ended March 31, 2009.

“First quarter results showed strong momentum driven by consumer attraction to our unlimited rental proposition,” said Reed Hastings, Netflix co-founder and chief executive officer. “We added more net subscribers than in any previous quarter in our history and grew year-over-year GAAP EPS by 76 percent.”

First-Quarter 2009 Financial Highlights

Subscribers. Netflix ended the first quarter of 2009 with approximately 10,310,000 total subscribers, representing 25 percent year-over-year growth from 8,243,000 total subscribers at the end of the first quarter of 2008 and 10 percent sequential growth from 9,390,000 subscribers at the end of the fourth quarter of 2008.

Net subscriber change in the quarter was an increase of 920,000 compared to an increase of 764,000 for the same period of 2008 and an increase of 718,000 for the fourth quarter of 2008.

Gross subscriber additions for the quarter totaled 2,413,000, representing 30 percent year-over-year growth from 1,862,000 gross subscriber additions in the first quarter of 2008 and 16 percent quarter-over-quarter growth from 2,085,000 gross subscriber additions in the fourth quarter of 2008.

Of the 10,310,000 total subscribers at quarter end, 98 percent, or 10,116,000, were paid subscribers. The other 2 percent, or 194,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the first quarter of 2008 and at the end of the fourth quarter of 2008.

Revenue for the first quarter of 2009 was $394.1 million, representing 21 percent year-over-year growth from $326.2 million for the first quarter of 2008, and a 10 percent sequential increase from $359.6 million for the fourth quarter of 2008.

Gross margin1 for the first quarter of 2009 was 34.2 percent compared to 31.7 percent for the first quarter of 2008 and 35.2 percent for the fourth quarter of 2008.

GAAP net income for the first quarter of 2009 was $22.4 million, or $0.37 per diluted share compared to GAAP net income of $13.3 million, or $0.21 per diluted share, for the first quarter of 2008 and GAAP net income of $22.7 million, or $0.38 per diluted share, for the fourth quarter of 2008. GAAP net income grew 68 percent on a year-over-year basis and GAAP EPS grew 76 percent on a year-over-year basis.

Non-GAAP net income was $24.2 million, or $0.40 per diluted share, for the first quarter of 2009 compared to non-GAAP net income of $15.2 million, or $0.23 per diluted share, for the first quarter of 2008 and non-GAAP net income of $24.6 million, or $0.41 per diluted share, for the fourth quarter of 2008. Non-GAAP net income grew 59 percent on a year-over-year basis and non-GAAP EPS grew 74 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation was $3.1 million for the first quarter of 2009 and the first quarter of 2008 and $3.2 million for the fourth quarter of 2008. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the first quarter of 2009 was $25.79 per gross subscriber addition compared to $29.48 for the same period of 2008 and $26.67 for the fourth quarter of 2008.

Churn3 for the first quarter of 2009 was 4.2 percent compared to 3.9 percent for the first quarter of 2008 and 4.2 percent for the fourth quarter of 2008. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the first quarter of 2009 was $15.1 million compared to $4.8 million in the first quarter of 2008 and $51.0 million for the fourth quarter of 2008.

Cash provided by operating activities for the first quarter of 2009 was $65.6 million compared to $64.1 million for the first quarter of 2008 and $92.1 million for the fourth quarter of 2008.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.

[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Business Outlook

The Company’s performance expectations for the second quarter of 2009 and full-year 2009 are as follows:

Second-Quarter 2009

•	Ending subscribers of 10.4 million to 10.6 million

•	Revenue of $403 million to $409 million

•	GAAP net income of $27 million to $32 million

•	GAAP EPS of $0.44 to $0.53 per diluted share

Full-Year 2009

•	Ending subscribers of 11.2 million to 11.8 million, up from 10.6 million to 11.3 million

•	Revenue of $1.63 billion to $1.67 billion, up from $1.58 billion to $1.635 billion

•	GAAP net income of $96 million to $106 million, up from $88 million to $98 million

•	GAAP EPS of $1.56 to $1.72 per diluted share, up from $1.43 to $1.59 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 49,881,757 shares as of March 31, 2009, down slightly from 50,150,991 shares as of December 31, 2008, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales by executive officers are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 6:00 p.m. Eastern Time / 3:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. The call will consist of prepared remarks, followed by a Q&A with questions submitted via email. Please email your questions to dcrawford@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible.

Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 6:00 p.m. Pacific Time on April 23, 2009 through midnight on April 27, 2009. To listen to a replay, call (719) 457-0820, access code 1494991.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc. (NASDAQ: NFLX) is the world’s largest online movie rental service, with more than ten million subscribers. For one low monthly price, Netflix members can get DVDs delivered to their homes and can instantly watch movies and TV episodes streamed to their TVs and PCs, all in unlimited amounts. Members can choose from over 100,000 DVD titles and a growing library of more than 12,000 choices that can be watched instantly. There are never any due dates or late fees. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from 58 distribution centers. More than 97 percent of Netflix members live in areas that generally receive shipments in one business day. Netflix is also partnering with leading consumer electronics companies to offer a range of devices that can instantly stream movies and TV episodes to members’ TVs from Netflix. For more information, visit http://www.netflix.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the second quarter of 2009 and the full-year 2009. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers, especially in the current uncertain economic environment; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the continued availability of content on terms and conditions acceptable to us; the deterioration of the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; consumer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2009. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Revenues	$394,098	$359,595	$326,183
Cost of revenues:
Subscription	215,299	193,635	187,156
Fulfillment expenses *	43,969	39,211	35,649

Total cost of revenues	259,268	232,846	222,805

Gross profit	134,830	126,749	103,378
Operating expenses:
Technology and development *	24,200	24,052	20,267
Marketing *	62,242	55,617	54,895
General and administrative *	13,014	10,762	13,739
Gain on disposal of DVDs	(1,097)	(1,603)	(833)

Total operating expenses	98,359	88,828	88,068

Operating income	36,471	37,921	15,310
Other income (expense):
Interest expense on lease financing obligations	(670)	(677)	(423)
Interest and other income (expense)	1,610	852	7,660

Income before income taxes	37,411	38,096	22,547
Provision for income taxes	15,048	15,364	9,203

Net income	$22,363	$22,732	$13,344

Net income per share:
Basic	$0.38	$0.39	$0.21
Diluted	$0.37	$0.38	$0.21
Weighted average common shares outstanding:
Basic	58,734	58,906	62,776
Diluted	60,709	60,311	64,840

* Stock-based compensation included in expense line items:

Fulfillment expenses	$120	$126	$106
Technology and development	1,071	1,095	996
Marketing	443	462	509
General and administrative	1,498	1,511	1,519

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:

GAAP net income	$22,363	$22,732	$13,344
Stock-based compensation	3,132	3,194	3,130
Income tax effect of stock-based compensation	(1,259)	(1,287)	(1,277)

Non-GAAP net income	$24,236	$24,639	$15,197

Non-GAAP net income per share:
Basic	$0.41	$0.42	$0.24
Diluted	$0.40	$0.41	$0.23
Weighted average common shares outstanding:
Basic	58,734	58,906	62,776
Diluted	60,709	60,311	64,840

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$115,131	$139,881
Short-term investments	171,358	157,390
Prepaid expenses	8,210	8,122
Prepaid revenue sharing expenses	13,957	18,417
Current content library, net	33,299	18,691
Deferred tax assets	5,542	5,617
Other current assets	17,383	13,329

Total current assets	364,880	361,447
Content library, net	105,361	98,547
Property and equipment, net	123,817	124,948
Deferred tax assets	23,107	22,409
Other assets	11,513	10,595

Total assets	$628,678	$617,946

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$112,767	$100,344
Accrued expenses	32,108	31,394
Current portion of lease financing obligations	1,215	1,152
Deferred revenue	80,623	83,127

Total current liabilities	226,713	216,017
Lease financing obligations, excluding current portion	37,656	37,988
Other liabilities	17,997	16,786

Total liabilities	282,366	270,791
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at March 31, 2009 and December 31, 2008; 58,495,014 and 58,862,478 issued and outstanding at March 31, 2009 and December 31, 2008, respectively	63	62
Additional paid-in capital	358,620	338,577
Treasury stock at cost (4,667,627 shares)	(142,739)	(100,020)
Accumulated other comprehensive (loss) income	(447)	84
Retained earnings	130,815	108,452

Total stockholders’ equity	346,312	347,155

Total liabilities and stockholders’ equity	$628,678	$617,946

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Cash flows from operating activities:
Net income	$22,363	$22,732	$13,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	9,175	9,141	6,584
Amortization of content library	49,304	47,579	57,570
Amortization of discounts and premiums on investments	194	184	139
Stock-based compensation expense	3,132	3,194	3,130
Excess tax benefits from stock-based compensation	(3,684)	(753)	(820)
Loss on disposal of property and equipment	144	—	—
(Gain) loss on sale of short-term investments	(572)	618	(4,320)
Gain on disposal of DVDs	(2,033)	(3,494)	(2,592)
Deferred taxes	(623)	(1,172)	(859)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(391)	11,038	2,750
Content library	(22,091)	(11,123)	(23,412)
Accounts payable	8,572	(7,917)	8,680
Accrued expenses	4,331	171	7,827
Deferred revenue	(2,504)	17,232	(3,290)
Other assets and liabilities	316	4,670	(669)

Net cash provided by operating activities	65,633	92,100	64,062

Cash flows from investing activities:
Purchases of short-term investments	(52,384)	(76,118)	(91,954)
Proceeds from sale of short-term investments	36,933	59,723	175,319
Proceeds from maturities of short-term investments	1,330	—	—
Purchases of property and equipment	(6,572)	(7,471)	(12,431)
Acquisition of intangible asset	(200)	—	—
Acquisitions of content library	(46,499)	(38,295)	(51,316)
Proceeds from sale of DVDs	2,726	4,695	4,507
Investment in business	—	—	(6,000)
Other assets	(2)	(32)	8

Net cash (used in) provided by investing activities	(64,668)	(57,498)	18,133

Cash flows from financing activities:
Principal payments of lease financing obligations	(269)	(237)	(122)
Proceeds from issuance of common stock	13,589	3,231	8,542
Excess tax benefits from stock-based compensation	3,684	753	820
Repurchases of common stock	(42,719)	(9,992)	(99,885)

Net cash used in financing activities	(25,715)	(6,245)	(90,645)

Net (decrease) increase in cash and cash equivalents	(24,750)	28,357	(8,450)
Cash and cash equivalents, beginning of period	139,881	111,524	177,439

Cash and cash equivalents, end of period	$115,131	$139,881	$168,989

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$65,633	$92,100	$64,062
Purchases of property and equipment	(6,572)	(7,471)	(12,431)
Acquisition of intangible asset	(200)	—	—
Acquisitions of content library	(46,499)	(38,295)	(51,316)
Proceeds from sale of DVDs	2,726	4,695	4,507
Other assets	(2)	(32)	8

Non-GAAP free cash flow	$15,086	$50,997	$4,830

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Subscriber information:
Subscribers: beginning of period	9,390	8,672	7,479
Gross subscriber additions: during period	2,413	2,085	1,862
Gross subscriber additions year-to-year change	29.6%	39.5%	22.5%
Gross subscriber additions quarter-to-quarter sequential change	15.7%	36.5%	24.5%
Less subscriber cancellations: during period	(1,493)	(1,367)	(1,098)
Subscribers: end of period	10,310	9,390	8,243
Subscribers year-to-year change	25.1%	25.6%	21.3%
Subscribers quarter-to-quarter sequential change	9.8%	8.3%	10.2%
Free subscribers: end of period	194	226	141
Free subscribers as percentage of ending subscribers	1.9%	2.4%	1.7%
Paid subscribers: end of period	10,116	9,164	8,102
Paid subscribers year-to-year change	24.9%	25.1%	21.4%
Paid subscribers quarter-to-quarter sequential change	10.4%	7.9%	10.6%
Average monthly revenue per paying subscriber	$13.63	$13.58	$14.09
Churn	4.2%	4.2%	3.9%
Subscriber acquisition cost	$25.79	$26.67	$29.48
Margins:
Gross margin	34.2%	35.2%	31.7%
Operating margin	9.3%	10.5%	4.7%
Net margin	5.7%	6.3%	4.1%
Expenses as percentage of revenues:
Technology and development	6.1%	6.7%	6.2%
Marketing	15.8%	15.5%	16.8%
General and administrative	3.3%	3.0%	4.2%
Gain on disposal of DVDs	(0.2%)	(0.5%)	(0.2%)

Total operating expenses	25.0%	24.7%	27.0%
Year-to-year change:
Total revenues	20.8%	18.9%	6.8%
Subscription	15.0%	14.8%	13.3%
Fulfillment expenses	23.3%	25.0%	19.7%
Technology and development	19.4%	30.3%	29.8%
Marketing	13.4%	7.6%	(23.9%)
General and administrative	(5.3%)	(20.7%)	13.0%
Gain on disposal of DVDs	31.7%	(5.5%)	(8.3%)
Total operating expenses	11.7%	8.3%	(11.0%)